UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 15, 2004

VARIAN SEMICONDUCTOR EQUIPMENT ASSOCIATES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-25395	77-0501994
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

35 Dory Road, Gloucester, MA	01930
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(978) 282-2000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1. Entry Into a Material Definitive Agreement.

Item 1.01 Entry Into a Material Definitive Agreement.

The Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Varian Semiconductor Equipment Associates, Inc. (the “Company”) has approved the following forms of agreements in connection with certain grants under the Company’s Amended and Restated Omnibus Stock Plan (the “Omnibus Stock Plan”): (i) a Form of Nonqualified Stock Option Agreement under the Omnibus Stock Plan and (ii) a Form of Restricted Stock Agreement under the Omnibus Stock Plan. These agreements will set forth the amount of awards and the terms and conditions of exercise, vesting and (for stock option grants) exercise price, all as permitted under the Omnibus Stock Plan and as authorized by the Committee under the terms and conditions of the Omnibus Stock Plan. Unless the Committee determines otherwise, in its sole discretion, the forms provide generally for a vesting schedule as follows: one-fourth (1/4) of the shares underlying an option or the number of shares subject to restricted stock, as the case may be, would vest one year from the grant date, and the remaining three-fourths (3/4) of the shares would vest in twelve (12) equal quarterly installments until one hundred percent (100%) of the shares have vested at the end of four (4) years.

The full texts of these forms of agreements are attached hereto as Exhibits 10.1 and 10.2 and incorporated herein by reference. The foregoing summary is qualified in its entirety to, and should be read in conjunction with, such exhibits.

The Board of the Company has approved the following amended forms of agreements for certain executives of the Company: (i) a Form of Change in Control Agreement for Chief Executive Officer and Chairman of the Board; (ii) a Form of Change in Control Agreement for Chief Financial Officer; and (iii) a Form of Change in Control Agreement for Certain Designated Executives (other than the Chief Executive Officer and Chairman of the Board and Chief Financial Officer).

The named executive officers of the Company and certain other executives of the Company are parties to change in control agreements with the Company substantially identical to the forms referred to above and attached hereto. Under these agreements, a change in control of the Company is defined to occur if:

•	any individual or group becomes the beneficial owner (as defined in Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of 30% or more of the voting power of the Company’s outstanding securities;

•	the “continuing directors” cease to constitute at least a majority of the Board. “Continuing directors” are defined as the directors of the Company as of the date of the executive’s agreement and any successor to any such director who was nominated or selected by a majority of the continuing directors in office at the time of the director’s nomination or selection and who is not an “affiliate” or an “associate” (as defined under the Exchange Act) of any person who is the beneficial owner of more than 10% of the combined voting power of the Company;

•	there occurs a reorganization, merger, consolidation or other corporate transaction involving the Company in which the stockholders of the Company immediately prior to such transaction do not own more than 50% of the combined voting power of the Company (or of a successor entity resulting from such transaction) after such transaction; or

•	all or substantially all of the Company’s assets are sold, liquidated or distributed.

In certain circumstances, the Board can declare that a change in control will not be considered to have occurred, despite the occurrence of one of the above-listed events. With certain exceptions, these agreements each provide that the executive will forfeit his benefits under the agreement if he voluntarily leaves the Company’s employ during the process of a tender offer, merger negotiations or in certain other circumstances that could lead to a change in control. This is intended to assure that management will continue to act in the interest of the stockholders rather than be affected by personal uncertainties during any attempts to effect a change in control of the Company, and to enhance the Company’s ability to attract and to retain executives.

Each agreement provides that if within 18 months of a change in control (1) the Company terminates the executive’s employment other than by reason of his death, disability, retirement or for “cause” (as defined in the agreement), (2) the executive terminates his employment for “good reason” (as defined in the agreement), or (3) in the case of the Chief Executive Officer and Chairman of the Board, in the event the executive terminates his employment for any reason, the executive will receive:

•	a lump sum severance payment equal to 2.99 (in the case of the Chief Executive Officer and Chairman of the Board) or 2.50 (in the case of certain other designated executives) multiplied by the sum of (1) the executive’s annual base salary, (2) the highest annual bonus paid to the executive in any of the three fiscal years ending prior to the date of termination and (3) the highest cash bonus for a performance period of more than one fiscal year that was paid to the executive in any of the three fiscal years ending prior to the date of termination;

•	a gross-up payment that will place the executive in the same after-tax economic position with respect to the severance payment described above that the executive would have enjoyed if no taxes were due on the severance payment;

•	a pro rata portion of the executive’s target bonus for the fiscal year in which the executive’s termination occurs, and for any other partially completed bonus performance period at the time of the executive’s termination;

•	full exercisability of unvested stock options and full release of restrictions on restricted stock;

•	continued receipt of benefits under life, medical, dental, vision and disability insurance plans, as well as the financial and tax counseling plan, until the earlier to occur of commencement of substantially equivalent full-time employment with a new employer or 24 months after the date of termination of employment with the Company;

•	the right to purchase any company-leased automobile then in possession of the executive; and

•	a gross-up payment such that if any payments and benefits received by the executive from the Company would subject that person to the excise tax contained in Section 4999 of the Internal Revenue Code of 1986, as amended, the executive will be entitled to receive an additional payment that will place the executive in the same after-tax economic position that the executive would have enjoyed if such excise tax had not applied.

These agreements also provide that if, following a change in control, the executive’s employment is terminated due to death or disability, the executive will receive death or long-term disability benefits no less favorable than the most favorable benefits to which the executive would have been entitled had the death or disability occurred at any time in the one year period prior to the change in control.

The full texts of these forms of agreements are attached hereto as Exhibits 10.3, 10.4 and 10.5 and incorporated herein by reference. The foregoing summary is qualified in its entirety to, and should be read in conjunction with, such exhibits.

Section 9. Financial Statements and Exhibits.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits:

Exhibit No.	Description of Document
10.1	Form of Nonqualified Stock Option Agreement under the Omnibus Stock Plan

10.2	Form of Restricted Stock Agreement under the Omnibus Stock Plan

10.3	Form of Change in Control Agreement for Chief Executive Officer and Chairman of the Board

10.4	Form of Change in Control Agreement for Chief Financial Officer

10.5	Form of Change in Control Agreement for Certain Designated Executives

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VARIAN SEMICONDUCTOR EQUIPMENT ASSOCIATES, INC. (Registrant)

By:	/s/ Robert J. Halliday
Name:	Robert J. Halliday
Title:	Executive Vice President, Treasurer and Chief Financial Officer

Date: October 15, 2004

EXHIBIT INDEX

Exhibit No.	Description of Document
10.1	Form of Nonqualified Stock Option Agreement under the Omnibus Stock Plan

10.2	Form of Restricted Stock Agreement under the Omnibus Stock Plan

10.3	Form of Change in Control Agreement for Chief Executive Officer and Chairman of the Board

10.4	Form of Change in Control Agreement for Chief Financial Officer

10.5	Form of Change in Control Agreement for Certain Designated Executives